                                                                     Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August __, 2002, by and among certain stockholders of Netvalue, S.A., a French corporation ("Netvalue") as listed on the signature page hereto (each a "Holder" and together, the "Holders") and NetRatings, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Holders are parties to that certain Share Purchase and Contribution Agreement, dated as of August __, 2002 (the "Share Purchase and Contribution Agreement") pursuant to which (among other things) the Company will issue and sell to the Holders 266,148 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Company Common Stock");

     WHEREAS, the Company and the Holders desire to enter into this Agreement in order to, among other things, set forth the rights of the Holders to cause the Company and the obligations of the Company to use its commercially reasonable efforts to register the Shares with the Securities and Exchange Commission (the "SEC") for resale pursuant to the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the parties' obligations under the Share Purchase and Contribution Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1.  Definitions.
         -----------

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Agreement" has the meaning set forth in the preamble to this Agreement.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Common Stock" has the meaning set forth in the recitals to this Agreement.

     "Effectiveness Deadline" has the meaning set forth in Section 2 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Filing Deadline" has the meaning set forth in Section 2 of this Agreement.

     "Holder" has the meaning set forth in the preamble to this Agreement.



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     "Holder Subsidiary" has the meaning set forth in Section 9 of this
Agreement.

     "Indemnified Person" has the meaning set forth in Section 8 of this Agreement.

     "Indemnifying Person" has the meaning set forth in Section 8 of this Agreement.

     "Losses" has the meaning set forth in Section 8 of this Agreement.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation Service.

     "Notice" has the meaning set forth in Section 8 of this Agreement.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Prospectus" has the meaning set forth in Section 3 of this Agreement.

     "Register" (and "registered" and "registration") shall mean a registration effected by preparing and filing the Registration Statement in compliance with the Securities Act with the SEC, and the declaration or ordering of the effectiveness by the SEC of such Registration Statement.

     "Registrable Securities" means (a) the Shares issued and sold to Holders under the Share Purchase and Contribution Agreement, (b) any Company Common Stock issued or issuable with respect to the Shares in connection with any conversion, stock split, stock dividend, recapitalization or similar event of the Company and (c) any Company securities issued in exchange for or in replacement of any of the foregoing.

     "Registration Expenses" means all expenses incurred by the Company in complying with its obligations hereunder, including, without limitation, all registration, qualification and filing fees (including SEC filing fees), printing expenses, escrow fees, fees and disbursements of counsel and independent public auditors for the Company, blue sky fees and expenses (if any), the expense of any special audits incident to or required by any such registration.

     "Registration Statement" has the meaning set forth in Section 2 of this Agreement.

     "SEC" has the meaning set forth in the recitals to this Agreement.

     "Securities Act" has the meaning set forth in the recitals to this Agreement.

     "Seller Registrable Securities" has the meaning set forth in Section 2 of this Agreement.

     "Selling Expenses" shall mean all selling commissions and stock transfer taxes applicable to the Registrable Securities sold by the Holder.

     "Shares" has the meaning set forth in the recitals to this Agreement.



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     "Share Purchase and Contribution Agreement" has the meaning set forth in the recitals to this Agreement.

     "Suspension Notice" has the meaning set forth in Section 4 of this Agreement.

     "Transfer" has the meaning set forth in Section 9 of the Agreement.

     2.  Registration of the Registrable Securities.
         ------------------------------------------

     (a) As soon as practicable after the date hereof but in no event later than 35 calendar days after the date hereof (such 35th day, the "Filing Deadline"), the Company shall file with the SEC a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act (the "Registration Statement"), relating to all Registrable Securities then held by each Holder, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter but in no event later than 120 calendar days after the date hereof (such 120th day, the "Effectiveness Deadline").

     (b) The Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Registrable Securities by each Holder, and the Company shall ensure that at all times the Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earliest of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold pursuant thereto and (ii) in the case of any Holder who is not an affiliate of the Company as defined under rule 144 of the Securities Act the date on which all Registrable Securities may be sold in the United States of America by the Holder pursuant to Rule 144(k) under the Securities Act (or any successor rule or regulation).

     (c) If the Registration Statement:

         (i) has not been filed with the SEC on or prior to the Filing Deadline, or

         (ii) has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or

         (iii) is filed with the SEC and declared effective, but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five (5) trading days of filing such post-effective amendment to the Registration Statement and during any other period during which a Suspension Notice, is in effect (each such event referred to in clauses (i) through (iii), a "Registration Default"), then, each Holder shall have the right (a "Put Right"), by written notice given to the Company (the "Put Notice") to sell his/her Registrable Securities to the Company at a price per Registrable Security equal to (A) EUR 2 divided by (B) 0.278169, the original exchange ratio for conversion of Netvalue shares as contained in the Share Purchase Agreement (which exchange ratio was calculated as (A) 1.99 Euros converted into U.S. Dollars (based on the exchange rate as of



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August 1, 2002, rounded to the nearest cent) divided by (B) the weighted average
U.S. Dollar closing price for NetRatings common stock as quoted on NASDAQ for the ten trading days ending on August 1, 2002), at such times and in the manner described as following.

The Holder shall have the right to give the Put Notice at any time that the Put Right is in effect. The Put Right shall be in effect (x) upon the occurrence of a Registration Default described in Clause (c)(i) or (c)(ii) above until such time as the Registration Statement shall be declared effective and (y) at any time after a Registration Default described in Clause (c)(iii) above until the Registration Statement is made effective again. If a Put Notice shall have been given at such time as the Put Right is in effect, either the Company on the one hand, or such Holder who has given the Put Notice, on the other hand, may require that the sale pursuant to the Put Right be consummated, notwithstanding a subsequent declaration of effectiveness of the Registration Statement which occurs subsequent to such delivery and prior to the consummation of such sale, and the Company and such Holder shall be deemed to have so required unless the Company and such Holder agree in writing to rescind the related Put Notice prior to the expiration of the applicable ten (10) calendar day period referred to in the next sentence. The Company shall consummate such purchase by paying the applicable price to the Holder who has given such Put Notice by wire transfer of immediately available funds in Euros within ten calendar days after the date on which such Put Notice is given.

     (d) The Company represents and warrants that as of the date hereof it is eligible to utilize Form S-3 to register securities of the same class as the Registrable Securities, and that securities of such class are authorized for quotation on the NASDAQ National Quotation System.

     3.  Company Procedures. In connection with the Registration Statement, the
         ------------------
Company shall:

     (a) Use commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4 hereof), within the time periods and otherwise in accordance with the provisions of this Agreement and the Securities Act and the rules and regulations of the SEC thereunder, and pursuant thereto the Company will prepare and file with the SEC the Registration Statement under the Securities Act. The Company shall not include in the Registration Statement any securities other than the Registrable Securities.

     (b) Notwithstanding the foregoing, upon the occurrence of any event that would cause the Registration Statement or the prospectus included therein (the "Prospectus") (i) to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement (and appropriate supplement to the Prospectus) curing such defect, and, if SEC review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.



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     (c) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and take all such other actions as may be necessary to keep the Registration Statement continuously effective for the period specified in Section 2(b) of this Agreement, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by each Holder (as indicated in the information furnished to the Company pursuant to Section 4 hereof).

     (d) Advise each Holder promptly and, if requested by such Persons, confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has been declared effective by the SEC, (ii) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order that it will include the information required to be included therein or to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (e) Subject to Section 3(b) of this Agreement, if any fact or event contemplated by Section 3(d)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Registration Statement will contain the information required to be included therein, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (f) Furnish to each Holder such reasonable number of copies of the Registration Statement, preliminary Prospectus, final Prospectus and such other documents as such Persons may request in order to facilitate the public offering of the Registrable Securities.



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     (g) Use its commercially reasonable efforts to register and qualify the
Registrable Securities covered by the Registration Statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

     (h) Cause all Registrable Securities registered pursuant to the Registration Statement to be (i) listed on each securities exchange on which the Company Common Stock is then listed or (ii) authorized for quotation on the NASDAQ National Market System if the Company Common Stock is then so authorized for quotation, in each case as of the effective date of the Registration Statement.

     (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the date that the SEC has declared the Registration Statement effective.

     4.  Holder Procedures.
         -----------------

     (a) Each Holder shall, upon receipt of the notice referred to in Section 3(d)(iii) or any notice from the Company of the existence of any fact of the kind described in Section 3(d)(iv) of this Agreement (in each case, a "Suspension Notice"), forthwith discontinue disposition of the Registrable Securities pursuant to the applicable Registration Statement until (i) the Holder has received copies of the supplemented or amended Prospectus contemplated by Section 3(e) of this Agreement, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Upon the Holder receiving a Suspension Notice, each Holder will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities that was current at the time of receipt of the Suspension Notice. Nothing in this
Section 4(a) shall limit the rights of any Holder pursuant to Section 9(b).

     (b) In connection with the filing of the Registration Statement, each Holder shall furnish to the Company in writing, (i) the information with respect to such Holder specified in Item 507 and 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with the Registration Statement or any Prospectus and (ii) any additional information with respect to such Holder required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     5.  Expenses of Registration and Sale.
         ---------------------------------

     (a) Subject to Section 5(b), all Registration Expenses shall be borne by the Company and all Selling Expenses relating to Registrable Securities registered on behalf of any such Holder shall be borne individually by such Holder.



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     (b) All stock transfer taxes in respect of the resale to the Company of any
Registrable Securities pursuant to Section 2(c) shall be borne by the Company.

     6.  Rule 144 Reporting. With a view to making available the benefits of the
         ------------------
rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, for so long as the Company remains subject to the reporting requirements of the Securities Act or the Exchange Act;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, for so long as the Company remains subject to such reporting requirements; and

     (c) so long as any Holder owns any Registrable Securities, furnish to each such Holder forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as each such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing each such Holder to sell any Registrable Securities pursuant to an exemption from registration.

     7.  Termination of Registration Rights. The registration rights granted to
         ----------------------------------
any Holder pursuant to this Agreement shall terminate from and after the time when all of the Registrable Securities held by such Holder could be sold in the United States of America pursuant to Rule 144(k) under the Securities Act (or any successor rule or regulation).

     8.  Indemnification.
         ---------------

     (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), from and against any and all losses, claims, damages, liabilities, judgments, (including, without limitation, reimbursement for any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments (collectively, "Losses")) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, preliminary Prospectus or final Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any violation of the Securities Act or the Exchange Act or any breach by the Company of its obligations under Section 2(c) of this Agreement; provided however, that the Company does not agree to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any who controls any Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or



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omission that is based upon information relating to such Holder and furnished by such Holder in writing pursuant to Section 4(b) of this Agreement.

     (b) Each Holder severally and not jointly agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, from and against any Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, preliminary Prospectus or final Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any violation of the Securities Act or the Exchange Act, but only to the extent that such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon (and in conformity with) information relating to such Holder and furnished by such Holder in writing pursuant to Section 4(b) of this Agreement; provided, however, that in no event shall such Holder, its directors, its officers or any Person, if any, who controls any Holder be (in the aggregate) liable or responsible for Losses in an amount in excess of the net proceeds actually received by such Holder in the sale of its Registrable Securities pursuant to the Registration Statement.

     (c) In the event that any Person shall incur or suffer any Losses in respect of which indemnification may be sought hereunder, such Person (the "Indemnified Person") may assert a claim for indemnification by providing written notice to the party from whom indemnification is being sought (the "Indemnifying Person"), stating the amount of Losses, if known, and the nature and basis of such claim (the "Notice"). In the case of Losses that arise or may arise by reason of any third-party claim, promptly after receipt by an Indemnified Person of written notice of the assertion of any claim or the commencement of any action with respect to any matter in respect of which indemnification may be sought hereunder, the Indemnified Person shall give Notice to the Indemnifying Person and shall thereafter keep the Indemnifying Person reasonably informed with respect thereto; provided that failure of the Indemnified Person to give the Indemnifying Person prompt notice as provided herein shall not relieve the Indemnifying Person of any of its obligations hereunder, except to the extent that the Indemnifying Person is materially prejudiced by such failure. In case any such claim is made or action is brought against any Indemnified Person, the Indemnifying Person shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnified Person within 30 days after receipt of the Notice. If the Indemnifying Person shall assume the defense of such claim or action, it shall have the right to settle such claim or action; provided, however, that it shall not settle such claim or action without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) if such settlement (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnified Person from all liability with respect to such claim or action or (ii) involves the imposition of equitable remedies or the imposition of any obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified in full hereunder. As long as the Indemnifying Person is contesting any such claim or action in good faith, the Indemnified Person shall not pay or settle such claim or action. Following delivery of notice of its intention to assume the defense of any claim or action hereunder, the Indemnifying Person shall not be liable hereunder for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof; provided that if the



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defendants in any action shall include both an Indemnifying Person and any
Indemnified Person and such Indemnified Person shall have reasonably concluded that counsel selected by the Indemnifying Person has a conflict of interest because of the availability of different or additional defenses to such Indemnified Person, such Indemnified Person shall have the right to separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Person; provided, however, that the Indemnifying Person shall not be obligated to pay the expenses of more than one separate counsel for all Indemnified Parties, taken together, in connection with a particular Loss. If the Indemnifying Person shall fail to notify the Indemnified Person of its desire to assume the defense of any claim or action within the prescribed period of time, or shall notify the Indemnified Person that it will not assume the defense thereof, then the Indemnified Person may assume the defense of such claim or action, in which event it may do so acting in good faith, and the Indemnifying Person shall be bound by any determination made in any such action, provided, however, that the Indemnified Person shall not be permitted to settle any such action without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld or delayed. No such determination or settlement shall affect the right of the Indemnifying Person to dispute the Indemnified Person's claim for indemnification hereunder. The Indemnifying Person shall be permitted to participate in the defense of such claim or action and to employ counsel at its own expense. If the Indemnifying Person chooses to assume the defense of any claim or action pursuant hereto, the Indemnified Person shall cooperate in such defense, which cooperation shall include the retention and the provision to the Indemnifying Person of records and information which are reasonably relevant to such defense, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder, including providing such employees to serve as witnesses.

     (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to, or unenforceable for any reason by, an Indemnified Person with respect to any Loss, or if contribution is otherwise required of the parties hereto, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person, on the one hand, and of the Indemnified Person, on the other, in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Person and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by such Holder under this Section 8(d), together with any amounts paid by such Holder under Section 8(b), exceed the net proceeds actually received by such Holder in the sale of its Registrable Securities pursuant to the Registration Statement.

     (e) The obligations of the Company under this Section shall survive any sale of the Registrable Securities.

     9.  Lock-up.
         -------



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     (a) The Holders agree that they will not sell, transfer, dispose of, pledge or hypothecate any Registrable Securities (any such transaction, a "Transfer") until the date on which the SEC declares the Registration Statement effective.

     (b) Notwithstanding Section 9(a), any Holder may Transfer any or all of the Registrable Securities (i) at any time to any wholly-owned subsidiary of the Holder (a "Holder Subsidiary"); provided however, that such Holder Subsidiary agrees to be bound (as a Holder) to the provisions of this Agreement; or (ii) to the Company pursuant to Section 2(c) above; or (iii) after a Registration Default and during such time as such Registration Default remains uncured, pursuant to any applicable exemption under the Securities Act in any manner permitted by such exemption.

     10. Miscellaneous.
         -------------

     (a) Notices. Unless otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by facsimile transmission (with such facsimile transmission confirmed by sending a copy of such notice, request, claim, demand or other communication by certified mail, postage prepaid, return receipt requested), or mailed by certified mail (postage prepaid, return receipt requested, provided that the date of receipt of the facsimile copy shall in such event be deemed the date of receipt) or by a nationally recognized courier service as follows:

if to the Company, to:

NetRatings, Inc.
890 Hillview Court,
Milpitas, California 95035
Attention:  Jason Gray, Esq.
Facsimile:  (408) 957-0487

with a copy to:

Gray Cary Ware & Freidenrich LLP
400 Hamilton Avenue
Palo Alto, California 94301
Attention:  Jon C. Perry, Esq.
Facsimile:  (650) 833-2001

if to the Holders, to the addresses listed on the signature page hereto;

or to such other place and with such other copies as either party may designate as to itself by written notice to each party in accordance with this Section 10(a).

     (b) Amendments; No Waivers. The provisions of this Agreement may only be amended or waived pursuant to a writing executed by the Company and Holders representing a 2/3 majority or greater of the shares of Registrable Securities which remain subject to registration under this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial



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

exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided however, that (i) if the Registration Statement is not filed by the Filing Deadline or if the Registration Statement is not effective prior to the Effectiveness Deadline, the Holder may assign its rights hereunder without the consent of the Company to any transferee of Registrable Securities that (A) is a transferee of at least 5.00% of the Registrable Securities and (B) agrees to be bound (as a Holder) to the provisions of this Agreement provided, however, that the assignment of the rights to cause the Company to repurchase Registrable Securities contained in Section 2(c) hereof may be transferred to persons acquiring less than 5.00% who agree to be bound by the terms of this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF CALIFORNIA.

     (e) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     (f) Disputes. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, United States, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California or the United States and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     (g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     (h) No Third Party Beneficiaries; Severability. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.

     (i) Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (j) No Joint and Several Liability of the Holders. The Holders shall not be jointly and severally liable hereunder vis-a-vis the Company. The Agreement is made for the benefit of each Holder individually. Compliance with the obligations of any Holder hereunder shall not constitute a condition of the obligations of the Company to any other Holder hereunder.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                NETRATINGS, INC.




                                By: /s/ Todd Sloan
                                    --------------------------------------------
                                Name:   Todd Sloan
                                Title:  Executive Vice President,
                                        Corporate Development and
                                        Chief Financial Officer








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                                       13

                                OCHS Bernard




                                By: /s/ Bernard Ochs
                                    --------------------------------------------
                                Name: Bernard Ochs


                                Address:

                                24 Rue Edgar Faure
                                75015 Paris France








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                                       14

                                ABN AMRO Developpement




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








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                                       15

                                Placement Continuite




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








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                                       16

                                Placement Actions Developpement 1




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








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                                       17

                                France Innovation No 1




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








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                                       18

                                France Innovation No 2




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








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                                       19

                                ABN AMRO CAPITAL INVESTISSEMENT
                                France




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                23 rue Balzac
                                75008, Paris
                                France








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                                       20

                                FINEPAR




                                By: /s/ Francine Stourdze
                                    --------------------------------------------
                                Name:   Francine Stourdze
                                Title:  Chief Financial Officer


                                Address:

                                7 Bd Edgard Quiner
                                92 700
                                Colombes, France










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                                       21

                                FCP MATIGNON Investissement




                                By: /s/ Dominique Crozier
                                    --------------------------------------------
                                Name:   Dominique Crozier
                                Title:  Director


                                Address:

                                5 Avenue Matignon
                                75008 Paris France











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                                       22

                                COMIR




                                By: /s/ Christian Haas
                                    --------------------------------------------
                                Name: Christian Haas
                                Title: Chief Executive Officer


                                Address:

                                27 Avenue Eheime Audibort
                                60300 Senlis France








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                                       23

                                INNOVACOM 3




                                By: /s/ Jaryus Meheut
                                    --------------------------------------------
                                Name:   Jaryus Meheut
                                Title:  General Partner and Executive Member


                                Address:

                                23 Rue Royale
                                75008 Paris France











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                                       24

                                EG INVESTMENTS LTD




                                By: /s/ Pierce Laughlan
                                    --------------------------------------------
                                Name:   Pierce Laughlan
                                Title:  Director


                                Address:

                                38 Hertford St.
                                London W1J 7SG United Kingdom











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                                       25

                              T - TELEMATIK VENTURE
                              Beteiligungsgesellschaft mbH




                              By: /s/ Oliver Hoessberg
                                  ----------------------------------------------
                              Name: Oliver Hoessberg
                              Title: Investment Director


                              Address:

                              Beteiligungsgesellschaft mbH
                              Gotenstrasse 156
                              53175 Bonn, Germany








              [SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT]

                              CHAMPAGNE CAPITAL




                              By: /s/ Gaetan Japy
                                  ----------------------------------------------
                              Name: Gaetan Japy
                              Title: President and CEO


                              Address:

                              Avenue du Faubourg Saint Honore
                              75008 Paris France








              [SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT]

                                       27